UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

Commission File Number: 333-150388

Rongfu Aquaculture, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0655634
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Dongdu Room 321, No. 475 Huanshidong Road, Guangzhou City, PRC 510075
(Address of principal executive offices)
011-86-20-8762-1778
(Registrant’s telephone number, including area code)
N/A

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective July 1, 2010, the Board of Directors of Rongfu Aquaculture, Inc. (the “Company”) approved the appointment of Keith Hor as the Company’s Chief Financial Officer.

Mr. Hor, age 46, who will manage and oversee the Company’s financial affairs, brings more than twenty years of professional experience with public companies and accounting firms. Mr. Hor’s specific areas of expertise include financial management, mergers and acquisitions, auditing, investor relations, tax planning, risk controls, SOX 404 compliance and SEC reporting. From March 2007 to June 2010 he was Chief Financial Officer of Diguang International Development Co., Ltd., a Nevada corporation specializing in the production of sale of backlights and backlight technologies whose common stock is quoted on the OTC Bulletin Board. He was Diguang’s financial controller from October 2006 to March 2007. From April 2004 to September 2006, he was the group financial controller of and company secretary for Asia Tiger Group Ltd, a company listed in the Mainboard of Singapore Stock Exchange Ltd. and principally engaged in the trading and manufacturing of office equipment products and digital cameras with manufacturing facilities in Shenzhen, China. Prior to that, Mr. Hor had been the Vice President-Finance and Administration (Hong Kong & China) for five years in Jardine Logistics (HK) Ltd., a company principally engaged in air and sea forwarding services, warehouse, supply chain, inventory management and third party logistics services. He was a certified practicing accountant in Price Waterhouse from 1988 to 1993. Mr. Hor obtained his Master of Finance from the Bernard M. Baruch College, the City University of New York and his Professional Diploma of Accountancy from the Hong Kong Polytechnic University. He is a fellow member of the Chartered Association of Accountants, UK and an associate member of Hong Kong Society of Accountants.

Mr. Hor does not have any family relationship with any of the directors and executive officers of the Company.

Mr. Hor accepted the Company’s offer for him to become Chief Financial Officer of the Company at a salary of $120,000 per annum with options to purchase an aggregate of 30,000 shares of the Company’s common stock to be granted to him. A written employment agreement between the Company and Mr. Hor has not yet been finalized and the vesting schedule, exercise price and term of the stock options to be granted to Mr. Hor have also not yet been finalized.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONGFU AQUACULTURE, INC.

Date: July 6, 2010

	By:	/s/ Kelvin Chan

President